UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2021

SHINECO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37776	52-2175898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1001, Building T5, DaZu Square, Daxing District, Beijing, People’s Republic of China	100176
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 10-87227366

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TYHT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2021, Harry Edelson, an independent member of the Board of Directors (the “Board”) of Shineco, Inc. (the “Company”) resigned from his directorship and all his positions from the committees of the Board, i.e., member of the Compensation Committee and member of the Audit Committee, effective immediately. Mr. Edelson’s resignation is not a result of any disagreement with the Company on any matter relating to its operations, policies or practices. On September 2, 2021, the Board appointed Mr. Hu Li to fill all the vacancies left by Mr. Edelson.

Mr. Li, age 47, was the chief supervisor of Anhui Yihai Mining Equipment Co., Ltd., a public company in China NEEQ Market (Stock Symbol: 831451) since February 2018. From September 2015 to February 2018, Mr. Li served as the Vice General Manager of Shaanxi Huipu Financial Leasing Co., Ltd. He was responsible for daily operation and management and he carried out asset securitization and financial leasing business. From April 2006 to September 2015, Mr. Li was the manager of international department and board secretary of Bodisen Biotech Inc., an Amex listed company then. He was responsible for the company’s financing and investor relations. From July 2000 to March 2006, Mr. Li served as international trading manager of at Yuan Dong Trading Co., Ltd. From September 1995 to June 2000, Mr. Li worked as a bank clerk under the International Department in China Construction Bank, Xi’an Branch. Mr. Li obtained his master’s degree in Business Administration from Xi’an Technology University in 2008 and bachelor’s degree from Xi’an Fanyi University in 1996.

In connection with Mr. Li’s appointment, on September 2, 2021, the Company and Mr. Li signed an offer letter (the “Offer Letter”), pursuant to which Mr. Li shall receive a yearly compensation of USD $10,000. The term of the Offer Letter continues until Mr. Li’s successor is elected and qualified and the membership on the Board and Board committee(s) are up for re-election each year at the annual shareholders’ meeting. Mr. Li may terminate his membership on the Board and/or Board committee(s) for any or no reason by delivering a written notice of resignation to the Company.

There is no family relationship between Mr. Li and any of our other officers and directors. Mr. Li has not had any transactions with the Company since the beginning of our last fiscal year.

The foregoing description of the principal terms of the Offer Letter is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Offer Letter attached hereto as Exhibits 10.1, which are incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No	Exhibit
10.1	Offer Letter dated September 2, 2021, by and between the Company and Mr. Hu Li

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 9, 2021

SHINECO, INC.

By:	/s/ Yuying Zhang
Name:	Yuying Zhang
Title:	Chairman